          EMPLOYMENT, NON-COMPETITION, AND CONFIDENTIALITY AGREEMENT

     Employment and Non-Competition and Confidentiality Agreement ("Agreement") entered into as of May 26, 1992, by and among Forster Mfg. Co., Inc., a Maine corporation with its principal business at Wilton, Maine ("Company"), and Richard S. Campbell, Wilton, Maine ("Employee").

                              W I T N E S S E T H

     WHEREAS, the Company desires to employ Employee as Director of Operations and Employee desires such employment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and of other good and valuable consideration, the receipt of which is hereby acknowledged by each party to the other, the parties hereto agree as follows:

     1.0  Employment and Term of Agreement.
          --------------------------------

     1.1  Employment as Director of Operations.  Commencing with the effective
          ------------------------------------
date (as defined in Section 7.5) of this Agreement, Company will employ Employee as Director of Operations of the Company and Employee will accept such employment.

     1.2  Duties.  During the term of his employment pursuant to this agreement,
          ------
Employee shall serve the Company faithfully and to the best of his ability and shall devote his full business and professional time, energy, and diligence to the performance of the duties of such office and shall perform such services and duties in connection with the business and affairs of the Company as may be assigned or delegated to him from time to time by the President of the Company.

     1.3  Other Business Activities.  During the term of his employment pursuant
          -------------------------
to this Agreement, Employee will not, without the prior written consent of the Company, directly or indirectly engage in any other business activities or pursuits whatsoever, except activities in connection with any charitable or civic activities, personal investments and serving as an executor, trustee or in other similar fiduciary capacity; provided, however, that such activities do not interfere with his performance of his responsibilities and obligations pursuant to this Agreement.

     1.4  Term of Employment.  Unless earlier terminated pursuant to the
          ------------------
provisions hereof, and unless extended by mutual agreement of the parties, the term of Employee's employment under this Agreement shall be for the period of two years commencing with the Effective Date of this Agreement and ending on the second anniversary of such date.

     2.0  Compensation, Benefits, and Other Entitlements.
          ----------------------------------------------

     2.1  Basic Salary.  As compensation for his services hereunder and as
          ------------
compensation for his covenant not to compete provided for in Section 4 hereof, Employee shall be paid a base annual compensation at the rate of $86,000 per year, which rate of compensation shall be in effect from the Effective Date to the end of the Company's 1993 fiscal year. The base annual compensation shall be subject to annual review based upon performance and after the initial year hereof shall be at the rate determined by the Company's President. The base annual compensation shall be payable at such periodic intervals, not less than monthly, as from time to time are applicable with respect to salaried executive personnel of the Company, and shall be inclusive of all applicable income, social security, and other taxes and charges which are required by law to be withheld by the Company or which are requested to be withheld by Employee.

     2.2  Insurance.
          ---------

     (a) The Company shall purchase and own a policy of life insurance insuring the life of Campbell in the face amount of $175,000, with the beneficiary to be designated by Campbell. Upon termination of employment, Campbell shall be entitled to purchase any policies of insurance on his life owned by the Company for an amount equal to the cash surrender value thereof, less an amount equal to twenty (20) percent thereof for each full year, up to five (5), that Campbell is employed with the Company.

     (b) The Company shall also provide to Campbell the standard package of other insurance benefits which are from time to time provided to executive employees of the Company, including medical, major medical, dental and disability coverage.

     2.3  Miscellaneous Benefits.  The Company shall provide Campbell the
          ----------------------
          following additional benefits:

     (a) Reimbursement of all reasonable expenses incurred for Company business, provided the same are a type which are allowable for deductions under applicable federal tax law;

     (b) Vacation time of three weeks per year, or such greater amount as may be permitted from time to time by the Company's vacation policy.

     2.4  Bonus.  Employee shall be entitled to such bonuses as are determined
          ------
     by the Company from time to time, and if the term of this Agreement expires other than at the end of the Company's fiscal year, any bonus for the year of termination shall be based upon and be payable within 30 days of receipt by the Company of its audited financial statements for such year. The amount of the bonus shall be pro-rated in accordance with the portion of the fiscal year for which the Employee is employed hereunder.

     2.5  Allocation of Compensation.  The parties agree that 92 percent of
          --------------------------
     Employee's base annual compensation and bonus shall be deemed to be compensation for services rendered and eight percent thereof shall be compensation for the covenant not to compete set forth in Section 4 hereof.

     3.0  Termination of Employment.
          -------------------------

     3.1  Termination by Company.  The Company shall have the
          ----------------------
     right to terminate Campbell's employment at any time during the term of this Agreement upon the occurrence of any one of the following events:

     (a) Campbell's death or the inability of Campbell to adequately perform his obligations to the Company, as determined in good faith by, but at the sole discretion of, the Company's President; or

     (b) Conduct of Campbell involving the willful misconduct, gross negligence, illegality or fraud in connection with his employment, or willful violation of instructions, insubordination or refusal to follow Company rules or regulations imposed by any governmental authority; or

     (c) Failure by Campbell to perform satisfactorily the duties assigned to him, determination of which shall rest solely in the discretion of the Company's President.

     (d) A decision by the Company to (i) eliminate Campbell's position, (ii) substantially change the duties or responsibilities of, or qualifications for, the position, or (iii) consolidate the position or its duties with another position.

     3.2  Payment of Salary Upon Termination. (a) Campbell shall be entitled to
          ----------------------------------
     separation pay in the event of termination of his employment only in accordance with the Company's Senior Staff Level Employee Separation Policy as in effect at the time of such termination.

     3.3  Outplacement Service.  In the event of termination of Employee's
          --------------------
     employment by the Company, the Company shall, upon request of the Employee, provide outplacement service for the Employee; such agency and fee to be approved by the President. Additional costs for outplacement such as travel and postage will be reimbursed as approved in an amount not to exceed $2,000, unless termination is pursuant to Section 3.1(b).

     4.0 Non-competition.  The parties recognize that in the course of
         ---------------
     Employee's employment hereunder, Employee will have access to a substantial amount of confidential and proprietary information and trade secrets relating to the business of the Company, and that it would be detrimental to the business of the Company, and have a substantial detrimental effect on the value to the Company of Employee's employment if Employee were to compete with the Company upon termination of his employment. Employee therefore agrees, in consideration of the Company entering this Agreement and establishing the base annual compensation and other compensation and benefits at the level herein provided for, that during the period of the term of his employment with the Company, whether pursuant to this Agreement or otherwise, and for a period of three (3) years thereafter, he shall not, without the prior written consent of the Company, directly or indirectly, for himself or for any other person, whether as principal, agent or employee, partner, director or consultant or through any corporation, partnership or other entity, himself compete with the Company for business from the Company's customers existing at the time of termination, whether through direct solicitation of such customers or otherwise, and shall not, for a period equal to the lesser of (a) one year following termination of his employment or (b) the period for which severance benefits are payable to Employee following termination, be employed by or associated in any manner with (including, without limitation, a sole proprietorship), any person, firm, corporation, association or other entity located anywhere in the United States and engaged in any business competing with the business of the Company or any subsidiary of the Company as such business exists or as it is planned as of the date of termination of employment; provided, however, that the foregoing shall not prevent Employee from owning up to one percent (1%) of the outstanding securities of a publicly-held corporation which may compete with the Company.

     The parties believe, in light of the facts known as of the date hereof, and after considering the nature and extent of the Company's business, the amount of compensation and other benefits provided herein, the severance benefits payable to employee upon termination, and the damage that could be done to the Company's business by Employee's competing with the Company, that the foregoing covenant not to compete is reasonable in time, scope and geographical limitation. However, if any court should construe the time, scope or geographical limitation of the covenant not to compete to be too broad or extensive, it is the intention of the parties that the contract be automatically reformed, and as so reformed, enforced, to the maximum limits which may be found to be reasonable by such court.

     5.0  Confidentiality.
          ---------------

     5.1  Non-Disclosure or Proprietary of Confidential.  Information.  Employee
          -----------------------------------------------------------
     recognizes and acknowledges the interest of the Company in maintaining the confidential nature of its proprietary and confidential information and trade secrets to which he may have access, and he agrees that he will not for any reason or at any time, whether before or after termination of his employment, directly or indirectly, disclose or use, except as required in the course of, and in connection with, his employment with the Company or when and as authorized in writing to do so by the Company's President, any proprietary or confidential information or trade secrets of the Company, or of any subsidiary or affiliate of the Company, including, but not limited to, records, files, data, methods, formulae, products, samples, apparatus, customer lists, supplier lists, customer requirements, designs, trademarks, activity reports, documents, equipment, plans, drawings, specifications, price lists, marketing programs and plans, notebooks and logbooks (and similar information received from third parties) which is, in fact, proprietary or confidential to or constitutes a trade secret of the Company or any subsidiary or affiliate of the Company (hereinafter referred to as "Proprietary Information").

     5.2  Ownership of Proprietary information.  All Proprietary Information
          ------------------------------------
     shall be and remain the sole property of the Company and not be removed by Employee from the premises, except as may be required in the course of his employment, without written consent of a person duly authorized to take such action by the President of the Company, and upon termination of his employment hereunder shall be delivered promptly to the Company, and Employee shall not make, retain, or distribute any copies thereof.

     6.0  Remedies for Breach.
          -------------------

     Employee agrees that because any breach of the provisions contained in Sections 4 and 5 hereof will result in an immediate and irreparable injury to the Company, for which the Company will not have an adequate remedy at law, the Company shall be entitled to sue in equity and to enjoin such breach, in addition to any and all legal and equitable remedies to which the Company may be entitled, including, without limitation the right to a refund of all amounts paid for the covenant not to compete.

     7.0  Miscellaneous Provision.
          -----------------------

     7.1  Governing Law.  This Agreement shall be governed by and construed in
          -------------
     accordance with the Laws of the State of Maine.

     7.2  Entire Agreement. This Agreement constitutes the entire understanding
          ----------------
     of the Company and Employee with respect to its subject matter, supersedes any prior agreement or arrangement relative to Employee's employment by the Company, and no modification or waiver of any provision hereof shall be valid unless made in writing and signed by the parties.

     7.3  Successors and Assigns; Permitted Assignments.  This Agreement shall
          ---------------------------------------------
     inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns provided, however, that neither employee nor the Company may make any assignment of this Agreement or any interest therein, by operation of law or otherwise, without the prior written consent of the other parties hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor assumes in writing all of the obligations of the Company under this Agreement.

     7.4  Captions.  The captions set forth in this Agreement are for
          --------
     convenience only and shall not be considered as part of this Agreement or as IN any way limiting or amplifying the terms and provisions hereof.

     7.5  Effective Date.  This Agreement shall be effective as of May 26, 1992,
          --------------
     (herein referred to as the "Effective Date").

     7.6  No Conflicting Obligations.  Employee represents and warrants to the
          --------------------------
     Company that he is not now under, or bound to be under in the future, any obligation to any person, firm, or corporation which is or would be inconsistent or in conflict with this Agreement or would prevent, limit, or impair in any way the performance by him of his obligations hereunder.

     7.7  Waivers.  The failure of any party to require the performance or
          -------
     satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     7.8  Severability.  In the event that any court having jurisdiction shall
          ------------
     determine that any restrictive covenant or other provision contained in this Agreement shall be unreasonable or unenforceable in any respect, then such covenant or other provision shall be deemed limited to the extent that such court deems it reasonable or enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such covenant or other provision wholly unenforceable, the remaining covenants and other provisions of the Agreement shall nevertheless remain in full force and effect.

     7.9  Counterparts.  More than one counterpart of this Agreement may be
          ------------
     executed by the parties hereto, and each fully executed counterpart shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered as of the date first above written.


WITNESS:                                FORSTER MFG. CO., INC.

                                        /s/ Richard S. Campbell
                                        ---------------------------
                                        Richard S. Campbell
                                        Director of Operations

FORSTER MFG.  CO., INC.


/s/ Richard J. Corbin
------------------------
Richard J. Corbin
President & CEO

Richard J. Corbin
President & CEO


May 7, 1992


Mr. Richard Campbell
11 Easy Street
North Andover, MA  01845


Dear Rich:

We are pleased to offer you the position of Director of Operations for Forster Mfg. Co. The purpose of this letter is to set forth your compensation arrangements and relocation plan.

Your beginning salary will be $86,000 with annual salary performance reviews. You will be a full participant in all Forster Mfg.'s benefits programs as the eligibility provides (enclosed is a summary of our benefits plan).

We will offer a performance bonus potential of up to 25% of your annual salary. Since we are on a fiscal year ending August, we would like you to join Forster by May 25, 1992, then we would view September 1, 1992, as the "start date,, for your bonus package. The bonus will be based upon the sales and profit goals for the corporation as well as management objectives.

Rich, as it relates to relocation, we will pay for your physical move, real estate selling fees, and miscellaneous expenses incurred by you, not to exceed $25,000, as well as temporary living expenses for 60 days. We will try to assist you in coordinating the relocation to Maine.

On your joining the Company, we will ask you to sign a contract which includes a
non-compete agreement.   If you are in agreement with the foregoing, please sign
in the space provided and return to me.

Again, Rich, we are delighted to make you this offer and are enthusiastic about your joining our team. We're going to continue to grow Forster's profitably and will be pleased to have contribute toward our continued success.

Sincerely,



Accepted:

Richard Campbell                              Date

              FIRST AMENDMENT TO EMPLOYMENT, NON-COMPETITION AND
                           CONFIDENTIALITY AGREEMENT

     The Employment, Non-Competition and Confidentiality Agreement between Forster Inc. (formerly known as Forster Mfg. Co., Inc.), a Maine corporation with its principal place of. business at Wilton, Maine, and Richard S. Campbell dated May 26, 1992, is hereby amended as follows:

     1. Section 1.4 of the Agreement is hereby amended in its entirety to read as follows:

          1.4  Term of Employment.  Unless earlier terminated pursuant to the
               ------------------
     provisions hereof, the term of Employee's employment under this Agreement shall be for the period of two (2) years commencing with the effective date of this Agreement and ending on the second anniversary of such date. Thereafter such term shall automatically be renewed for successive one (1) year periods unless either party notifies the other of that party's intent not to renew, such notice to be given no later than ninety (90) days prior to the end of the then current term.

     2. In all other respects said Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment Agreement this 27th day of April 1994.


                                   FORSTER INC.



                                   By:
                                   Its



                                   Employee

               FIST AMENDMENT TO EMPLOYMENT, NON-COMPETITION AND
                           CONFIDENTIALITY AGREEMENT

     The Employment, Non-Competition and Confidentiality Agreement between Forster Inc. (formerly known as Forster Mfg. Co., Inc.), a Maine corporation with its principal place of business at Wilton, Maine, and Richard S. Campbell dated May 26, 1992, is hereby amended as follows:

     1. Section 1.4 of the Agreement is hereby amended in its entirety to read as follows:

          1.4  Term of Employment.  Unless earlier terminated pursuant to the
               ------------------
     provisions hereof, the term of Employee's employment under this Agreement shall be for the period of two (2) years commencing with the effective date of this Agreement and ending on the second anniversary of such date. Thereafter such term shall automatically be renewed for successive one (1) year periods unless either party notifies the other of that party's intent not to renew, such notice to be given no later than ninety (90) days prior to the end of the then current term.

     2. In all other respects said Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment Agreement this 27TH day of April, 1994.

                                   FORSTER INC.


                                   By:


                                   Employee

                                                  October 8, 1988
                                                  Page No. EXEC. 2
                                                  (Replaces Page
                                                  Dated 11/20/86)


Subject: SEPARATION POLICY     SENIOR STAFF LEVEL EMPLOYEE
         -----------------     ------------

The policy outlined below is to be used as a guide to assist in processing a Senior Staff Level Employee termination.

The separation of a Senior Staff Level Employee from the payroll must be classified under one of the separation classifications listed below. This classification is the responsibility of the President.


                             TYPES OF SEPARATIONS
                             --------------------

RESIGNATION:   This classification should be used if the separation is initiated
-----------
by the employee, regardless of whether notice is given.

DISCHARGE:     Release as the result of misconduct (i.e., dishonesty, willful
----------
negligence in the conduct of duties, willful violation of instructions, insubordination, conduct reflecting adversely upon the Company, or refusal to comply with Company rules or with regulations imposed by government authority).

RELEASE:  Separation resulting from an inability or failure to perform
--------
satisfactorily work assignments for which the employee is responsible or assigned.

RETIREMENT
----------

REDUCTION IN FORCE: Separation which results from a declining volume of business
------------------
or from the discontinuance of operations or positions when the services of an employee must be discontinued. This classification applies regardless of whether the Company would or would not consider the employee for re-employment.

DEATH SEPARATION
----------------


                           NOTIFICATION TO EMPLOYEE
                           ------------------------

In the case of a non-voluntary separation the employee shall be informed verbally by the President, and given the reasons for the separation and resulting status.


                                SEPARATION PAY
                                --------------

                                                  October 8, 1988
                                                  Page No. EXEC-2a
                                                  (Replaces Page
                                                  Dated 11/20/86)


A Senior Staff Level Employee will receive separation pay, payable in monthly increments, if his/her employment is terminated for reason other than retirement
                                                           ----------
discharge, resignation, or death.

The amount of separation pay will be equal to six months base pay if employee has worked for less than one and a half years. After which the separation pay will equal 12 months base salary. This separation pay will be paid in monthly equal installments unless otherwise provided.

In addition, outplacement services may be made available at the discretion of the President.

The term "pay" as used in the preceding paragraphs means the applicable percentage of the employee's current annual base salary.